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                                                                    Exhibit 23.1

CONSENT OF KPMG LLP



Consent of Independent Accountants

Board of Directors
j2 Global Communications, Inc.

          We consent to the use of our reports incorporated by reference herein, with respect to j2 Global Communications, Inc. and SureTalk.com, Inc., and to the reference to our firm under the headings "Experts" in the prospectus.


                                            By: /s/ KPMG LLP
                                               -------------------------
                                               KPMG LLP

Los Angeles, California
December 29, 2000

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